UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

65 Bleecker Street, 6th Floor, New York, New York 10012
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (212) 981 3923

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01.	Other Events
SIGNATURES

Item 8.01. Other Events

On Thursday, May 2, 2013, Virgin Media Inc. (“Virgin Media”) (NASDAQ:VMED) (LSE:VMED) is commencing the mailing of its joint proxy statement, dated May 1, 2013, relating to the special meeting of its stockholders to vote on the agreement and plan of merger providing for the combination of Virgin Media and Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) under a new holding company to be named Liberty Global plc (the “merger”). It is expected that the shares of Liberty Global plc will be listed on NASDAQ.  The Virgin Media special meeting is scheduled to take place at 8:00 a.m. New York time on June 4, 2013 at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, 29th Floor, New York, New York 10004.  The meeting of Liberty Global stockholders to vote on the merger is scheduled to take place on June 3, 2013.

Virgin Media intends that the listing of its ordinary shares on the Official List and the admission of those shares to trading on the Main Market of the London Stock Exchange will be cancelled with effect from 7:00 a.m. London time on the trading day immediately following the date on which the merger becomes effective. Subject to the satisfaction or waiver of the conditions to which the merger is subject, including approval of the merger by the stockholders of Liberty Global, Inc. and of Virgin Media, the merger is currently expected to become effective on or about June 7, 2013.  The Virgin Media shares will also be delisted from NASDAQ.

A copy of the joint proxy statement may be viewed on the SEC website at www.sec.gov and on the Virgin Media website at http://www.virginmedia.com/investors and has been submitted for posting on the National Storage Mechanism operated by Morningstar at www.morningstar.co.uk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2013

VIRGIN MEDIA INC.

By:	/s/ Catherine Moroz
Name:	Catherine Moroz
Title:	Assistant Secretary